Exhibit 10.4

                                    EXHIBIT D


              MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES


                          Dated: As of __________, 2003

                                  Made Between

                            GP STRATEGIES CORPORATION
                                  as mortgagor

                                     - and -

                          GABELLI FUNDS, LLC, as agent
                                  as mortgagee


                              LOCATION OF PREMISES

                            Street Address:
                            City or Town of: Pawling
                            County of: Dutchess
                            State of: New York
                            Tax Map, Town of Pawling:
                                    Portion of Grid ID No. 11-6857-00-742079-00
                                    Grid ID No. 11-6856-00-964851-00
                                    Grid ID No. 11-6857-00-962100-00

                       After recording, please return to:
                        Paul, Hastings, Janofsky & Walker
                               75 East 55th Street
                            New York, New York 10022
                         Attention: Frank Cannone, Esq.



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                                TABLE OF CONTENTS
                                                                          Page
SECTION 1.  Defined Terms...................................................4

SECTION 2.  Payment of and Performance of Obligations.......................6

SECTION 3.  Representation of Title; Permitted Encumbrances.................7

SECTION 4.  Operating the Premises; Status of Premises......................7

SECTION 5.  Liens...........................................................8

SECTION 6.  Taxes...........................................................8

SECTION 7.  Insurance Coverage..............................................9

SECTION 8.  Insurance Policies..............................................9

SECTION 9.  Compliance with Law............................................10

SECTION 10  Proceeds of Insurance..........................................10

SECTION 11  Condemnation and Eminent Domain................................11

SECTION 12  Assignment of Leases and Rents.................................12

SECTION 13  Leases.........................................................13

SECTION 14  Security Agreement.............................................13

SECTION 15  Restrictions on Transfer; Maintenance of Existence.............15

SECTION 16  Events of Default..............................................15

SECTION 17  Foreclosure....................................................16

SECTION 18  Right of Possession............................................18

SECTION 19  Receiver.......................................................19

SECTION 20  Proceeds of Foreclosure Sale...................................19

SECTION 21  Waiver of Right of Redemption and Other Rights.................20

SECTION 22  Successors and Assigns.........................................20

SECTION 23  Subrogation....................................................20

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SECTION 24.  Governing Law.................................................20

SECTION 25.  Captions and Pronouns.........................................21

SECTION 26.  Release.......................................................21

SECTION 27.  Defeasance....................................................21

SECTION 28.  Mortgage Recording Tax; Transfer Tax..........................24

SECTION 29.  Exempt Transaction Under Truth-in-Lending.....................24

SECTION 30.  Notice........................................................25

SECTION 31.  No Waiver.....................................................25

SECTION 32.  Descriptive Headings, Etc.....................................25

SECTION 33.  Terminology...................................................25

SECTION 34.  Waiver of Jury Trial..........................................25

SECTION 35.  Severability..................................................25

SECTION 36.  Further Assurances............................................25

SECTION 37.  Amendment.....................................................26

SECTION 38.  Severance of the Loan.........................................26

SECTION 39.  Limited Recourse..............................................26

SECTION 40.  Construction of Covenants.....................................26

SECTION 41.  Lien Law......................................................26

SECTION 42.  Environmental Representations, Warranties, Covenants;
               Environmental Indemnity.....................................26

SECTION 43.  Conveyance of the Premises; Limitation on Modification of
                the Obligations............................................28

SECTION 44.  Mortgagee as Agent for Holders................................28

SECTION 45.  Miscellaneous.................................................28





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              MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES


         MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES (this "Mortgage") made as of the ____ day of _________, 2003, between GP STRATEGIES CORPORATION, a Delaware corporation ("GP"), formerly known as National Patent Development Corporation, having an address at 777 Westchester Avenue, White Plains, NY 10604 and GABELLI FUNDS, LLC, a New York limited liability company, as agent for the Holders (as defined below) ("Mortgagee"), having an address at One Corporate Center, Rye, NY 10580;


                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, GP is the fee owner of that certain real property located in the Town of Pawling, County of Dutchess, State of New York, and more particularly described in Schedule A attached hereto and made a part hereof (the "Land"), and the buildings and other improvements located thereon;

         WHEREAS, GP is a party to a certain unrecorded Note and Warrant Purchase Agreement, dated as of August 8, 2003 (as modified and supplemented and in effect from time to time, being herein called the "Purchase Agreement"), among GP, its wholly owned subsidiaries National Patent Development Corporation, a Delaware corporation ("NPDC"), and MXL Industries, Inc., a Delaware corporation ("MXL"), the purchasers named therein (the "Purchasers") and Mortgagee, as agent, which Purchase Agreement calls for, among other things, the issuance of GP's 6% Conditional Subordinated Notes due 2008 (the "Notes") in the aggregate original principal amount of $7,500,000;

         WHEREAS, Mortgagee is the agent for the holders from time to time of the Notes (the "Holders");

         WHEREAS, it is a condition to the performance of the Holders' and Mortgagee's obligations under the Purchase Agreement that GP's obligation to pay the Obligations (as hereinafter defined) be secured by, among other things, this Mortgage, given to Mortgagee as agent on behalf of the Holders;

         WHEREAS, all things necessary to make this Mortgage the valid and legally binding obligation of GP in accordance with its terms, for the uses and purposes herein set forth, have been done and performed;

         NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to better secure the payment and performance to Mortgagee of the Obligations, GP, or its successors as owner of the premises as hereinafter provided (GP or such successor, in such capacity, being herein referred to as the "Mortgagor"), hereby agrees as follows:


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         THAT Mortgagor shall pay to the Holders the sums due and owing pursuant to the Notes and secured by this Mortgage; and

         THAT Mortgagor, by these presents and by the execution and delivery of this Mortgage, DOES HEREBY GRANT, REMISE, RELEASE, ASSIGN, LIEN, MORTGAGE AND CONVEY unto Mortgagee, its successors and assigns forever, as agent on behalf of the Holders, with power of sale, the Land; together with all right, title and interest of Mortgagor in and to the following described property, rights and interests all of which are hereby pledged primarily and on a parity with the Land and not secondarily (and are, together with the Land, the "Premises"):

         TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (including but not limited to all underground and other parking facilities located in or on the Land, all landscaped areas and all areas utilized for recreational activities) including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to and proceeds of any of the foregoing (collectively, the "Improvements");

         TOGETHER WITH all right, title and interest of Mortgagor, if any, in and to the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of or adjoining the Land to the center line thereof, and in and to any strips or gores of land adjoining thereto and the air space and right to use said air space above the Land;

         TOGETHER WITH all right, title and interest of Mortgagor, if any, in and to all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer and drainage rights, waters, water courses, water rights and powers, air rights, lateral support rights, oil, gas and mineral rights and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor in and to the same;

         TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the Premises, whether written or oral, and all licenses and other agreements for use or occupancy of the Premises (collectively, the "Leases"), together with all security therefor and deposits thereunder and all guaranties thereof and all monies payable thereunder;

         TOGETHER WITH all rents, awards, deposits (other than security deposits in respect of Leases), issues, profits, payments, income, revenues, proceeds, reimbursements and/or receipts derived from the Premises or the use, operation or ownership thereof (collectively, "Receipts");

         TOGETHER WITH all right, title and interest of Mortgagor, if any, in and to all fixtures, machinery, appliances, equipment, furniture, and articles of personal property of every nature whatsoever now or hereafter located in or on, attached to, forming a part of or used or intended to be used in connection

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with the Land or the Improvements or the operation thereof (except that this
Mortgage shall not create a lien on any items of personal property which are owned by utilities or by contractors performing work at the Premises or which are owned by tenants who are in possession pursuant to a Lease and may be removed by such tenants at or prior to the expiration or termination of such Lease), if any, in and to all renewals, replacements or proceeds thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land or the Improvements in any manner; it being mutually agreed that all of the aforesaid property placed on the Land or the Improvements shall, so far as permitted by law, be deemed to be fixtures, a part of the realty, and security for the Obligations; notwithstanding the agreement and declaration herein expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute goods (as said term is used in the Uniform Commercial Code of the State of New York, as the same may hereafter be amended from time to time (the "Code")) or other personal property, this instrument shall constitute a security agreement, creating a security interest in such goods and other personal property, as collateral, in Mortgagee as a secured party and Mortgagor as debtor, all in accordance with said Code or other applicable law as more particularly set forth in Section 14 hereof;

         TOGETHER WITH all rights in and proceeds from policies of insurance maintained with respect to (or otherwise insuring) Mortgagor or the Premises or the business conducted thereat (including, without limitation, the Receipts therefrom);

         TOGETHER WITH all refunds of Taxes (as hereinafter defined) which Mortgagor is presently or hereafter entitled to receive;

         TOGETHER WITH all right, title, and interest of Mortgagor in and to (i) all other contracts affecting the ownership, possession, operation, alterations, management and services furnished to the Premises (the "Contracts"), including all amendments, supplements, and revisions thereof, and all security and other deposits thereunder, together with all of Mortgagor's rights and remedies thereunder and the benefit of all covenants and warranties thereon, (ii) all drawings, designs, layouts, surveys, plats, plans, specifications and test results prepared by any architect, engineer, contractor or other consultant, including any amendments, supplements, and revisions thereof and the right to use and enjoy the same, (iii) all Permits (as hereinafter defined), to the extent assignable, and (iv) the right to appropriate and use any and all trade names used or to be used in connection with the Premises, provided, however, that permission is hereby given to Mortgagor, so long as no Event of Default has occurred hereunder, to continue to exercise the rights and powers under the Contracts and to enjoy the benefits thereof, subject to such further restrictions with respect thereto as may otherwise be contained herein or in the other documents now or hereafter evidencing or securing the indebtedness under the Notes (the "Debt Documents");

         TOGETHER WITH all judgments, awards of damages and settlements hereafter made resulting from condemnation or the taking of the Premises or any portion thereof under the power of eminent domain, conversion, voluntary or involuntary, of the Premises, or any part thereof, into cash or liquidated claims and proceeds of any sale, option or contract to sell the Premises or any portion thereof (and any deposit thereunder); and Mortgagor shall not without

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Mortgagee's prior consent adjust or compromise any such matters and Mortgagor hereby authorizes Mortgagee to claim, collect and receive such proceeds, to give proper receipts and acquaintances therefor, and, after deducting expenses of collection, to apply (unless this Mortgage expressly provides otherwise with respect thereto) the net proceeds as a credit upon any portion, as selected by Mortgagee, of the Obligations, notwithstanding the fact that the same may not then be due and payable or that the Obligations are otherwise adequately secured; and

         TOGETHER WITH all of Mortgagor's right, title and interest in all proceeds, both cash and non-cash, of the foregoing.

         TO HAVE AND TO HOLD the same, unto Mortgagee, its successors and assigns, forever, for the purposes herein set forth, subject, however, to the terms and conditions herein.

         MORTGAGOR FURTHER COVENANTS AND AGREES AS FOLLOWS:

SECTION 1.........Defined Terms.

(a) As used in this Mortgage, the terms set forth below shall have the following meanings, such definitions to be applicable equally to the singular and plural forms of such terms:

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

         "Awards" shall have the meaning ascribed thereto in Section 11 hereof.

         "Code" shall have the meaning ascribed thereto in the Granting Clause hereof.

         "Collateral" shall have the meaning ascribed thereto in Section 14 hereof.

         "Contemplated Conveyance" shall have the meaning ascribed thereto in
Section 43 hereof.

         "Contracts" shall have the meaning ascribed thereto in the Granting Clause hereof.

         "Control" means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word "Control" including "Controlled," "Controlling" or "Controlled by."

         "Debt Documents" shall have the meaning ascribed thereto in the Granting Clause hereof.

         "Events of Default" shall have the meaning ascribed thereto in Section 16 hereof.




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         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holders" shall have the meaning ascribed thereto in the Recitals hereto.

         "Improvements" shall have the meaning ascribed thereto in the Granting Clause hereof.

         "Independent" shall mean a Person who (i) does not have any direct financial interest or any indirect financial interest in Mortgagor, or in any Affiliate of Mortgagor or any constituent partner, shareholder, member or beneficiary of Mortgagor, and (ii) does not derive more than five percent (5%) of its revenues from any Person described in clause (i) above, and (iii) is not connected with Mortgagor or any Affiliate of Mortgagor as an officer, employee, promoter, underwriter, trustee, partner, director, member or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion, letter or certificate shall be provided, such opinion, letter or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

         "Insurance Policies" shall have the meaning ascribed thereto in Section 7 hereof.

         "Land" shall have the meaning ascribed thereto in the Recitals hereto.

         "Leases" shall have the meaning ascribed thereto in the Granting Clause hereof.

         "Legal Requirements" means, with respect to any Person or property, the common law and all federal, state, local and foreign laws, rules and regulations, orders, ordinances, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Lien" shall mean a mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, charge, attachment, levy, distraint or other judicial process.

         "Maturity Date" shall mean the maturity date set forth in the Notes.

         "Mortgage" shall have the meaning ascribed thereto in the introductory paragraph hereto.

         "Mortgagee" shall have the meaning ascribed thereto in the introductory paragraph hereto.

         "Mortgagor" shall have the meaning ascribed thereto in the Recitals hereof.

         "Notes" shall have the meaning ascribed thereto in the Recitals hereto.

         "Notices" shall have the meaning ascribed thereto in Section 30 hereof.


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         "Obligations" shall mean GP's obligation to pay the principal, interest and any other sums payable in respect of the Notes.

         "Permits" shall mean all permits, licenses, consents, certificates of occupancy and other authorizations with regard to lawful occupancy and operation of the Improvements.

         "Permitted Encumbrances" shall mean the encumbrances listed on Schedule B of the Title Policy and any encumbrances disclosed in Section 2.15 of the Purchase Agreement.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Power of Sale" shall have the meaning ascribed thereto in Section 17 hereof.

         "Premises" shall have the meaning ascribed thereto in the Granting Clause hereof.

         "Purchase Agreement" shall have the meaning ascribed thereto in the Recitals hereto.

         "Purchasers" shall have the meaning ascribed thereto in the Recitals hereto.

         "Receipts" shall have the meaning ascribed thereto in the Granting Clause hereof.

         "Restoring" shall have the meaning ascribed thereto in Section 10 hereof.

         "Secured Party" shall have the meaning ascribed thereto in the Code.

         "Taxes" shall have the meaning ascribed thereto in Section 6 hereof.

         "Title Insurer" shall mean [TITLE INSURER].

         "Title Policy" shall mean that certain title insurance policy, dated the date hereof, issued by the Title Insurer to Mortgagee under Policy No. [INSERT TITLE POLICY NUMBER] in the amount of the Obligations.

         "Transfer" shall have the meaning ascribed thereto in Section 15 hereof.

         All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

         SECTION 2. Payment of and Performance of Obligations. Mortgagor shall
(a) pay the Obligations at the times and in the manner provided in the Notes and
(b) duly and punctually perform and observe, at the times and in the manner provided therein, all of the terms, provisions, conditions, covenants and agreements on Mortgagor's part to be performed or observed as provided in the Notes and this Mortgage. All sums payable by Mortgagor hereunder shall be paid



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without demand, counterclaim, offset, deduction or defense. As of the date hereof, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any such demand, setoff or deduction.

         SECTION 3. Representation of Title; Permitted Encumbrances. Mortgagor represents, warrants and covenants that (a) at the time of the delivery of this Mortgage, Mortgagor is seized of an indefeasible estate in fee simple in the portion of the Premises which constitutes real property and Mortgagor owns good title to the portion of the Premises which constitutes personal property, in each case, subject only to the Permitted Encumbrances; (b) Mortgagor has good right, full power and lawful authority to convey and mortgage to Mortgagee and grant to Mortgagee a security interest in the same, in the manner and form aforesaid; (c) except for the Permitted Encumbrances and other Liens permitted pursuant to this Mortgage, this Mortgage is, and will remain a valid and enforceable and, upon recordation, perfected first mortgage lien on the Premises; and (d) Mortgagor shall and will warrant and forever defend the title to the Premises unto Mortgagee against the claims of all Persons whomsoever.

         SECTION 4. Operating the Premises; Status of Premises.

         (a) Mortgagor shall pay all operating costs of the Premises.

         (b) Without the prior written consent of Mortgagee and except as permitted pursuant to the Purchase Agreement, Mortgagor shall not cause, suffer or permit any unlawful use of, or nuisance to exist upon, the Premises.

         (c) Mortgagor shall cause the Premises to be maintained in a good and safe condition and repair. The Improvements and the personal property at the Premises shall not be removed, demolished or materially altered (except for normal replacement of the personal property) without the consent of Mortgagee unless the same does not have a material adverse effect on the value of the Premises or the security of this Mortgage. Without the prior written consent of Mortgagee, Borrower shall not initiate, join in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof, if such action or consent will have a material adverse effect on the value of the Premises or the security of this Mortgage.

         (d) Mortgagor shall not commit or suffer any waste of the Premises or make any change in the use of the Premises which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Premises, or take any action that might invalidate or give cause for cancellation of any of the Insurance Policies (as defined below). Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

         (e) [Intentionally Reserved.]

         (f) The present and contemplated use and occupancy of the Premises is in full compliance in all material respects with all applicable zoning ordinances, building codes, land use laws and other similar laws.


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         SECTION 5. Liens.

         (a) Mortgagor shall not create or suffer or permit any Lien to attach to or be filed against all or any portion of the Premises. For the purposes of this Mortgage, the term "Lien" shall mean a mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, charge, attachment, levy, distraint or other judicial process.

         (b) Without limiting the generality of Section 5(a) hereof, Mortgagor shall not suffer or permit any mechanic's lien to be filed or otherwise asserted against the Premises, and will discharge the same, or cause the same to be discharged, by payment, bonding or otherwise within thirty (30) days after receiving notice of the filing of such lien.

         SECTION 6. Taxes.

         (a) Payment. Subject to Section 6(b) hereof, Mortgagor shall pay or cause to be paid promptly when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, excises, levies, fees (including, without limitation, license, permit and inspection fees) and other fees, taxes, charges and assessments of every kind and nature whatsoever, general, special, ordinary or extraordinary, levied or assessed against, or which may become a Lien upon, the Premises or any part thereof or any interest therein or any receipts or any obligation or instrument secured hereby or which may arise in respect of the use, possession or operation of the Premises and whether or not assessed against Mortgagor, and all interest and penalties which may be payable with respect thereto, except income taxes and franchise taxes (collectively, "Taxes"). Taxes may be paid in installments if permitted by Legal Requirements. Subject to Section 6(b) hereof, Mortgagor shall furnish to Mortgagee receipts therefor as soon as possible, but in any event within thirty
(30) days after the date the same are due; and shall discharge any claim or lien relating to Taxes upon the Premises, other than matters expressly permitted by the terms hereof.

         (b) Contest. Mortgagor may, in good faith and with due diligence, contest or cause to be contested by appropriate legal proceeding, the validity or amount of any such Taxes as provided in Section 6(a) hereof, provided that
(i) no Event of Default has occurred and is continuing (unless the Taxes have been paid under protest or Mortgagor has deposited the security required under clause (v) below), (ii) such proceeding shall suspend the collection of the Taxes from Mortgagor and from the Premises or Mortgagor shall have paid all of the Taxes under protest, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument encumbering the Premises to which Mortgagor is subject and shall not constitute a default thereunder, (iv) neither the Premises nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and
(v) Mortgagor shall have deposited with Mortgagee adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Mortgagor has paid all of the Taxes under protest, or, if such Taxes are not deposited with Mortgagor or paid under protest, Mortgagor shall have furnished the security as may be required in the proceeding to insure the payment of any contested Taxes, together with all interest and penalties thereon.



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         SECTION 7. Insurance Coverage. Mortgagor will insure Mortgagor and the
Premises against such perils and hazards listed in, and will maintain, the following described policies of insurance without cost to Mortgagee (the "Insurance Policies").

         (a) Property insurance against loss and damage by all risks of physical loss or damage to the Improvements; and

         (b) Commercial general liability insurance, including death, bodily injury and broad form property damage coverage with a combined single limit in an amount not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for any policy year.

         SECTION 8. Insurance Policies.

         (a) All Insurance Policies shall be issued by companies licensed or authorized to issue insurance in the State in which the Land is located and shall name Mortgagee as an additional insured. All Insurance Policies shall provide that the coverage shall not be modified without (30) days' advance written notice to Mortgagee. Mortgagor may obtain any insurance required by
Section 7 hereof through blanket policies, provided, however, that such blanket policies shall separately set forth the amount of insurance in force with respect to the Premises (which shall not be reduced by reason of events occurring on property other than the Premises) and shall afford all the protections to Mortgagee as are required under Section 7 hereof and this Section
8. Mortgagor will deliver insurance certificates executed by the insurer or its authorized agent evidencing all Insurance Policies to Mortgagee and, in case of Insurance Policies about to expire, Mortgagor will deliver insurance certificates evidencing all Insurance Policies prior to the date of expiration executed by the insurer or its authorized agent evidencing that the insurance required hereunder is being maintained under such policy. Mortgagor shall furnish Mortgagee receipts for the payment of premiums on such insurance policies as and when due or other evidence of such payment reasonably satisfactory to Mortgagee. The Insurance Policy described in Section 7(a) above shall name Mortgagee, as agent for the Holders, as an additional named insured and the Insurance Policy described in Section 7(a) above shall provide that all proceeds be payable to Mortgagee, as agent for the Holders. The Insurance Policy referred to in Section 7(a) above shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Mortgagee notwithstanding the negligent or willful acts or omission of Mortgagee; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Mortgagee; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Premises, but in no event in excess of $10,000. All Insurance Policies shall contain (i) a provision that such Insurance Policies shall not be cancelled or terminated, without at least thirty (30) days' prior written notice to Mortgagee in each instance; and (ii) if premiums are paid in installments, include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than Mortgagor). Certificates of insurance with respect to all renewal and replacement Insurance Policies shall be delivered to Mortgagee not less than twenty (20) days prior to the expiration date of any of the Policies required to be maintained hereunder, which certificates shall bear


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notations evidencing payment of applicable premiums (the "Insurance Premiums").
Originals or certificates of such replacement Insurance Policies shall be delivered to Mortgagee promptly after Mortgagor's receipt thereof but in any case within thirty (45) days after the effective date thereof. If Mortgagor fails to maintain and deliver to Mortgagee the certificates of insurance required by this Mortgage, upon ten (10) days' prior notice to Mortgagor, Mortgagee may procure such insurance at Mortgagor's sole cost and expense.

         (b) Mortgagor shall comply with all insurance requirements described in
Section 7 and this Section 8 and shall not bring or keep or permit to be brought or kept any article upon any of the Premises or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Mortgagor on or with respect to any part of the Premises pursuant to this
Section 7 of this Mortgage or this Section 8.

         SECTION 9. Compliance with Law.

         (a) Mortgagor will, within the time frames provided by such Legal Requirements, promptly comply with all material Legal Requirements applicable to the Premises, or the use and operation thereof.

         (b) Mortgagor will maintain all material Permits in full force and effect and comply with all material conditions and requirements of all Permits.

         (c) Mortgagor will have the right to contest the validity or application of any Legal Requirements with respect to the Premises by appropriate legal proceedings, so long as: (i) such legal proceedings shall be prosecuted in good faith and with due diligence by Mortgagor, (ii) such proceeding shall not subject Mortgagee or Mortgagor to the risk of any criminal or material civil liability and (iii) neither the Premises nor any part thereof shall be affected in any material adverse way as a result of such proceeding and
(iv) Mortgagor will, upon a final determination of such contest, take all steps necessary to comply with any Legal Requirements arising therefrom.

         SECTION 10. Proceeds of Insurance. Mortgagor will give Mortgagee prompt notice of any material loss or damage to the Premises, and:

         (a) In case of loss or damage covered by any of the Insurance Polices,
(i) Mortgagee (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized, if an Event of Default has occurred, to settle and adjust any claim under such Insurance Policies without the consent of Mortgagor; and (ii) if no Event of Default has occurred, Mortgagor shall have the sole right to settle and adjust such claim; provided, however, that in either case Mortgagee shall, and is hereby authorized to, collect and receive any such insurance proceeds up to the amount of the Obligations; and the reasonable expenses incurred by Mortgagee in the adjustment and collection of such insurance proceeds shall be additional Obligations, and shall be reimbursed to Mortgagee upon demand or, at Mortgagee's option, in the event and to the extent sufficient proceeds are available, shall be deducted by Mortgagee from said insurance proceeds prior to any other application thereof. Each insurance company which has issued an Insurance Policy is hereby authorized and directed to make payment up to the amount of the

Obligations for all losses covered by such Insurance Policy to Mortgagee alone, and not to Mortgagee and Mortgagor jointly. Mortgagor agrees to execute all documents and make all deliveries required in order to permit adjustment and payment of insurance proceeds as provided above.

         (b) The proceeds of Insurance Policies consequent upon any casualty shall be either (i) if an Event of Default shall be continuing hereunder, applied by Mortgagee to reduce the Obligations, in such order or manner as Mortgagee may elect; or (ii) paid to Mortgagor and, to the extent required by the provisions of Section 10(c) hereof, Mortgagor shall apply such proceeds to the cost of restoring, repairing, replacing or rebuilding (collectively, "Restoring") the loss or damage caused by the casualty. Any application of proceeds pursuant to this Section 10(b) to pay principal outstanding under the Notes shall not subject Mortgagor to the obligation to pay any prepayment premium.

         (c) To the extent that insurance proceeds are made available to Mortgagor and are sufficient for such purposes, Mortgagor hereby covenants to diligently proceed to restore, repair, replace or rebuild the Improvements to the extent required to comply with all applicable Legal Requirements.

         (d) Any portion of the insurance proceeds remaining after payment as provided above shall be paid to Mortgagor or as ordered by a court of competent jurisdiction.

         (e) Any insurance proceeds at any time held by Mortgagee shall be held in a segregated interest bearing account for the benefit of Mortgagor.

         (f) In the event of foreclosure of the Mortgage or other transfer of title to the Premises in extinguishment of the Obligations, all right, title and interest of Mortgagor in and to any Insurance Policies, to the extent applicable to the Premises (including, without limitation, the right to a refund of insurance premiums and all rights to the proceeds thereof), then in force shall pass to the purchaser of the Premises in foreclosure or the grantee of a deed in lieu of foreclosure, and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee, such appointment coupled with an interest with full power of substitution.

         SECTION 11. Condemnation and Eminent Domain.

         (a) Any and all awards up to the amount of the Obligations (the "Awards") heretofore or hereafter made or to be made by any governmental or other lawful authority for the taking by condemnation or eminent domain, of all or any part of the Premises (including any award from the United States government at any time after the allowance of a claim therefor, the ascertainment of the amount thereof, and the issuance of a warrant for payment thereof), or the proceeds from a transfer in lieu of such condemnation or eminent domain are hereby assigned by Mortgagor to Mortgagee, which Awards Mortgagee is hereby authorized to collect and receive from the condemnation authorities, and Mortgagee is hereby authorized to give appropriate receipts and acquittances therefor, and Mortgagee is hereby appointed as Mortgagor's attorney-in-fact, coupled with an interest, to collect such Awards. Mortgagor shall give Mortgagee prompt notice of the actual or threatened commencement of any condemnation or eminent domain proceedings affecting all or any part of the Premises and shall deliver to Mortgagee copies of any and all papers served in connection with any such proceedings. Mortgagor further agrees to make, execute, and deliver to Mortgagee, upon request, any and all further assignments and other instruments reasonably necessary for the purpose of validly and sufficiently assigning all Awards and other compensation hereafter made to Mortgagor for any taking, either permanent or temporary, under any such proceeding and all proceeds paid from a sale in lieu of such taking, and to facilitate Mortgagee's collection and receipt of the same. If notwithstanding the foregoing provisions any Award or other compensation described above is nonetheless paid to Mortgagor, Mortgagor shall hold such monies in trust for the benefit of Mortgagee and shall immediately pay the same to Mortgagee. Neither Mortgagor nor Mortgagee may settle or compromise any claim for or right to receive any Award (or related compensation) or its rights under any proceeding with respect thereto without the prior written consent of the other. Notwithstanding any taking (including, without limitation, any transfer made in lieu of such taking), the Obligations shall not be reduced by reason of such taking (or transfer in lieu thereof) unless and until any Award (or related compensation) shall have been actually received and applied by Mortgagee to such Obligations and then only to such extent. Mortgagee shall not be limited to any interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate set forth in the Notes.

         (b) In the event of any partial taking of the Premises or any interest in the Premises (or transfer in lieu thereof) which leaves the Premises (after taking into account any Restoring to be performed) as an architectural and economic unit of the same character and not materially less valuable than the same was prior to the taking, provided no Event of Default shall have occurred, then the Award and other compensation paid in connection therewith shall be disbursed to Mortgagor and Mortgagor shall Restore the Premises to the extent required by Section 10(c) hereof. In the event of any taking (or transfer in lieu thereof), other than a taking (or transfer in lieu thereof) under which the Award (or other compensation) is required to be disbursed to Mortgagor as provided in the immediately preceding sentence, then any Award (and related compensation) shall be applied against the Obligations in such order or manner as Mortgagee shall elect. Any application of any Award (or other compensation) pursuant to this Section 11 to pay principal outstanding under the Notes shall not subject Mortgagor to the obligation to pay any prepayment premium.

         SECTION 12. Assignment of Leases and Rents Mortgagor hereby absolutely and presently sells, assigns and transfers unto Mortgagee the Leases and all of the Receipts. Without limiting the foregoing, prior to the occurrence of an Event of Default, Mortgagee hereby grants to Mortgagor a license to collect the Receipts and to act under the Leases, subject, however, to the further conditions and limitations with respect thereto contained herein. Upon the occurrence of an Event of Default, and whether or not a receiver has been sought or appointed and whether or not Mortgagee has taken possession of the Premises, the aforesaid license shall automatically terminate, and Mortgagee may collect all Receipts, and apply the Receipts so collected in their entirety to, at Mortgagee's option, Taxes, insurance premiums, costs of repair, alteration and/or Restoration of the Premises, utility charges and other costs of operating, maintaining or leasing the Premises and/or to the Obligations (in such order and manner as Mortgagee may elect), after deducting Mortgagee's reasonable costs and expenses of collection of such Receipts (including, without limitation, reasonable attorneys' fees). Nothing herein contained shall be construed as constituting Mortgagee a "mortgagee-in-possession" in the absence of the taking of actual possession of the Premises by Mortgagee. Possession by a court-appointed receiver will not be considered possession by Mortgagee. From time to time, following Mortgagee's written request therefor, Mortgagor will furnish Mortgagee with executed copies of each of the Leases.

         SECTION 13. Leases. Unless consented to by Mortgagee, which consent shall not be unreasonably withheld, Mortgagor shall not enter into, modify, amend, terminate, or consent to the cancellation or surrender of, any Lease for any portion of the Premises nor collect any rent or other payment under any Lease for any portion of the Premises more than one month in advance of the due date thereof. In addition to any other right or remedy contained herein or in any other Debt Document, Mortgagee shall have all of the rights against lessees of the Premises or any part thereof as are set forth in Section 291-f of the Real Property Law of New York.

         SECTION 14. Security Agreement Mortgagee and Mortgagor agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code, as the same may be amended from time to time, with respect to (i) any and all sums at any time on deposit for the benefit of Mortgagee or held by Mortgagee (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage and (ii) any personal property included in the granting clauses of this Mortgage and all replacements, substitutions for, additions to, and proceeds of such personal property (collectively, the "Collateral"), and that a security interest in and to the Collateral is hereby granted to Mortgagee, and the Collateral and all of Mortgagor's right, title and interest therein are hereby assigned to Mortgagee, all to secure payment of the Obligations. All of the terms, provisions, conditions and agreements contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this Section 14 shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

         (a) The Collateral is to be used by Mortgagor (being the Debtor as that term is defined in the Code) solely for business purposes.

         (b) The Collateral will be kept at the Premises, and, except for the removal of any portion which is simultaneously replaced with equivalent materials or which is worn out, obsolete or no longer useful in connection with the operation of the Premises or as otherwise permitted by the Purchase Agreement or any other Debt Document, will not be removed therefrom without the consent of Mortgagee (being the Secured Party). The Collateral may be affixed to the Premises but will not be affixed to any other real estate.

         (c) Except for financing statements representing interests permitted under any other Debt Document, no financing statement (other than financing statements showing Mortgagee as the sole secured party) covering any of the Collateral or any proceeds thereof is on file in any public office; and Mortgagor will, at its own cost and expense, execute and deliver to Mortgagee, upon demand, such financing statements and continuation statements with respect thereto reasonably required by Mortgagee and will do all such acts and things as Mortgagee may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a first priority perfected security interest in the Collateral as security for the Obligations; and

Mortgagor will pay the cost of filing or recording such financing statements, continuation statements or other documents, and this instrument, in all public offices wherever filing or recording is reasonably deemed by Mortgagee to be necessary.

         (d) Upon an Event of Default hereunder, Mortgagee shall have, in addition to any other remedies set forth herein or available at law or in equity, the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Mortgagor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace), upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided, however, that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and Mortgagee shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Mortgagor's right of redemption in satisfaction of Mortgagor's obligations, as provided in the Code. Upon an Event of Default hereunder, Mortgagee may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. Upon an Event of Default hereunder, Mortgagee may require Mortgagor to assemble the Collateral and make it available to Mortgagee for its possession at a place to be designated by Mortgagee. Mortgagee will give Mortgagor notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of notice shall be met if such notice is mailed, by United States Mail or equivalent, postage prepaid, to the address of Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition. Mortgagee may buy at any public sale and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, Mortgagee may buy at private sale. Any such sale may be held as part of and in conjunction with any foreclosure sale of the Premises, the Premises including all or any portion of the Collateral to be sold as one lot if Mortgagee so elects. The net proceeds realized upon any such disposition, after deduction for the actual reasonable expenses of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees incurred by Mortgagee, shall be applied against the Obligations, in such order and manner as Mortgagee shall elect.

         (e) The terms and provisions contained in this Section 14 shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code.

         (f) This Mortgage is intended to be a financing statement within the purview of Section 9-102 of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) are as first set forth above.

         (g) The filing of any financing statement with respect to the Collateral (or any portion thereof) and the provisions of this Section 14 (and similar provisions elsewhere in this Mortgage or the other Debt Documents relating to the Collateral) shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of the parties hereto, that everything used in connection with the production of income from the Premises and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as part of the real estate irrespective of whether any such item is physically attached to the

Improvements. However, the filing of any financing statements and the provisions of this Section 14 are intended to cover any Collateral to the extent that the above-stated intention and declaration may not be fully effective or to the extent Mortgagee otherwise determines that it is in its best interest to proceed against all or any portion of the Collateral as personal property rather than real estate.

         SECTION 15. Restrictions on Transfer; Maintenance of Existence.

         (a) Except for the Contemplated Conveyance as described in Section 43 hereof, Mortgagor shall not, without the prior written consent of Mortgagee, create, effect, consent to, suffer to exist or permit any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (each a "Transfer") of the Premises or any portion thereof or any interest therein.

         (b) Mortgagor will at all times preserve its existence and will obtain and maintain in full force and effect its qualification to do business in the State in which the Land is located.

         SECTION 16. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever, and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) An Event of Default shall occur under the Notes; or

         (b) Failure by Mortgagor to duly keep, perform and observe any material covenant in this Mortgage (unless same constitutes an Event of Default under any other clause of this Section 16, in which case, the grace or cure period, if any, set forth in such other clause shall govern) within thirty (30) days after Mortgagee gives Mortgagor written notice of such failure; provided, however, that in the event such failure is not susceptible of cure within such thirty
(30) day period and Mortgagor shall have diligently commenced to cure such failure, in good faith, within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Mortgagor in the exercise of due diligence to cure such failure, it being agreed that, unless otherwise agreed in writing by Mortgagee in its sole discretion, (i) in the case of any such failure under Section 42(a) or Section 42(b), no such extension shall be for a period in excess of one hundred twenty (120) days, and (ii) in any other case, no such extension shall be for a period in excess of sixty (60) days; or

         (c) If any material representation or warranty made by Mortgagor in this Agreement shall be untrue, incorrect or misleading in any material respect when made; or

         (d) The entry by a court of (i) a decree or order for relief in respect of Mortgagor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree or order adjudging Mortgagor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Mortgagor under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Mortgagor or of any substantial part of the property of Mortgagor, or ordering the winding up or liquidation of the affairs of Mortgagor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) days; or

         (e) (i) The commencement by Mortgagor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or of any other case or proceeding, to be adjudicated a bankrupt or insolvent; (ii) the consent by Mortgagor (A) to the entry of a decree or order for relief in respect of Mortgagor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (B) to the commencement of any bankruptcy or insolvency case or proceeding against Mortgagor; (iii) the filing by Mortgagor of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; (iv) the consent by Mortgagor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Mortgagor, or of any substantial part of any property of Mortgagor; (v) the making by Mortgagor of an assignment for the benefit of creditors; or (vi) the admission by Mortgagor in writing of its inability to pay its debts generally as they become due;

then, Mortgagee is hereby authorized and empowered, at its option and without affecting the lien hereby created or the priority of said lien or any other right of Mortgagee hereunder, (i) to declare, without further notice, all Obligations to be immediately due and payable with interest thereon, whether or not such Event of Default shall be thereafter remedied by Mortgagor, and (ii) to exercise any right, power or remedy provided by this Mortgage, the Notes, any of the other Debt Documents or by law or in equity.

         SECTION 17. Foreclosure.

         (a) When an Event of Default shall have occurred and is continuing or the Obligations shall become due, Mortgagee shall have the right to foreclose the lien hereof in accordance with the laws of the State in which the Land is located; provided that Mortgagee shall first give written notice to Mortgagor of its intention to foreclose the lien hereof. Notwithstanding the foregoing, Mortgagee hereby agrees that (i) it shall not sell the Premises pursuant to a foreclosure (including foreclosure in accordance with the Power of Sale, as such term is defined below) under this Section 17 until at least sixty (60) days after the date of the notice delivered by Mortgagee in accordance with the immediately preceding sentence and (ii) until consummation of the foreclosure sale, either GP or MXL shall have the right to tender full payment of the outstanding principal amount of the Notes, together with all interest and other sums due thereunder, and, upon receipt by the Holders of such payment, (i) the Holders shall surrender and endorse (without recourse) the original Notes, as directed by the party making such payment, and (ii) Mortgagee shall deliver to Mortgagor a release of this Mortgage in recordable form. In the event that neither GP nor MXL shall have tendered full payment of the outstanding principal amount of the Notes, together with all interest and other sums due thereunder within such sixty (60) day period, then Mortgagee may thereafter immediately proceed to sell the Premises in accordance with the terms of this Mortgage. Mortgagee's agreement to allow such sixty (60) day repayment period shall in no way limit or delay Mortgagee's ability to commence and pursue any foreclosure action. In any suit to foreclose the lien hereof, there shall be allowed and included as additional Obligations in the decree of sale, all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee, including reasonable attorneys' fees, as reasonably necessary to prosecute such suit.

         (b) Where foreclosure sale is permitted as described above, Mortgagee is hereby authorized and empowered to: (i) to the extent permitted by and in accordance with the applicable provisions of law, as the same may be amended, with respect to real property, sell, assign, transfer and deliver the whole or, from time to time, any part of the Premises, or any interest in any part thereof, at any private sale or by public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Mortgagee in its sole and absolute discretion may determine pursuant to a power of sale in accordance with Section 1401 et seq. of the Real Property Actions and Proceedings Law of New York or otherwise (such empowerment and procedure being hereinafter referred to as the "Power of Sale"), or (ii) foreclose the lien hereof for such indebtedness, or such part thereof, by judicial action. With respect to the Power of Sale, Mortgagee may postpone sale of all or any portion of the Premises by announcement at the time and place of sale, and, from time to time thereafter, may further postpone such sale by announcement at the time and place fixed at the preceding postponement. Mortgagee shall deliver to the purchaser its deed or other appropriate instrument transferring title to the Premises, or the interest therein so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of any matter or act shall be conclusive proof of the truthfulness thereof. In case of any sale under this Mortgage, by virtue of judicial proceedings, Power of Sale, or otherwise, the Premises may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect.

         (c) If a foreclosure sale is made as to part, but not all of the Obligations, such sale may be subject to the continuing lien of this Mortgage for the unmatured part of the Obligations. Any sale pursuant to a partial foreclosure shall not in any manner affect the unmatured part of the Obligations (and Mortgagee's rights to conduct subsequent foreclosure sales with respect thereto), but, as to such unmatured part of the Obligations, the lien hereof shall remain in full force and effect as if no foreclosure sale had been made under the provisions of this Section 17. Notwithstanding the filing of any action for partial foreclosure or entry of a decree of sale therein, Mortgagee may elect at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the entire Obligations by reason of the Events of Default upon which such partial foreclosure was predicated or by reason of any other Event of Default, and proceed with full foreclosure proceedings.

         (d) In any action to foreclose the lien or liens of this Mortgage, including a partial foreclosure, no defense (other than a defense which denies the existence or sufficiency of the material facts upon which the action is grounded), counterclaim (other than a compulsory counterclaim or a counterclaim alleging the repayment in full of the Obligations) or setoff shall be available to Mortgagor. If any defense or counterclaim, other than one permitted by the preceding sentence, is raised in such foreclosure action, such defense or counterclaim shall be dismissed; provided, however, if such defense or counterclaim is based on a claim which could be tried in an action for money damages, such claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of any such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action.

         (e) Mortgagee, or any nominee of Mortgagee, may be a purchaser of the Premises or a portion thereof or any interest therein at any sale thereof, and may apply to the purchase price all or any part of the Obligations in lieu of payment in cash of the amount of such Obligations applied. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in Mortgagor.

         SECTION 18. Right of Possession. When an Event of Default has occurred and is continuing or when the Obligations shall otherwise become due, Mortgagor shall, forthwith upon demand of Mortgagee, surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of, the Premises or any part thereof, personally, by its agent or attorneys or have a receiver placed in possession pursuant to court order, and Mortgagee, in its discretion, personally, by its agents or attorneys or the receiver, if any, may enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers, and accounts of Mortgagor, and may exclude Mortgagor, and any agents and servants thereof wholly therefrom and may, on behalf of Mortgagor, or in its own name as Mortgagee and under the powers herein granted take any and all actions in connection with the operation, maintenance, management and use of the Premises including, without limitation:

         (a) hold, operate, manage, and control all or any part of the Premises and conduct the business thereof, if any, with full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the Receipts, including without limitation actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Mortgagor;

         (b) cancel or terminate any Lease or sublease of all or any part of the Premises for any cause or on any ground that would entitle Mortgagor to cancel the same;

         (c) elect to disaffirm any Lease or sublease of all or any part of the Premises made subsequent to this Mortgage in violation of the terms of the Purchase Agreement;

         (d) extend or modify any then existing Leases and make new Leases of all or any part of the Premises, which extensions, modifications, and new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor, all Persons whose interests in the Premises are subject to the lien hereof, and the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, reinstatement, discharge of the Obligations, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any such purchaser;

         (e) make all necessary or proper repairs, decoration, renewals, replacements, alterations, additions, betterments, and improvements in connection with the Premises as may seem judicious to Mortgagee, insure and reinsure the Premises and all risks incidental to Mortgagee's possession, operation, and management thereof, and receive all Receipts;

         (f) enter into any management, leasing or brokerage agreements covering the Premises in accordance with the terms of the Purchase Agreement and the other Debt Documents; and/or

         (g) after allowing a fee for the collection thereof (including lease commissions and other compensation and expenses of seeking and procuring tenants and entering into Leases) and for the management of the Premises, apply the net income to the payment of Taxes, insurance premiums, costs described in clause
(e) above, costs of operating and maintaining the Premises and other charges applicable to the Premises, or in reduction of the Obligations in such order and manner as Mortgagee shall select.

         Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the actual taking of possession of the Premises. Mortgagor shall and does hereby agree to indemnify and hold harmless Mortgagee of and from any and all liability, actual loss or damage which it may or might incur by reason of its performance of any action authorized under this
Section 18 (other than liability, loss or damage caused by the gross negligence or willful misconduct of Mortgagee or its employees, officers, representatives, contractors or agents, provided that the same are acting in their capacity as such) and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements of Mortgagor. Should Mortgagee incur any such liability, actual loss or damage by its performance or nonperformance of actions authorized by this Section 18, or in the defense of any such claims or demands, the amount thereof, including reasonable costs, expenses and attorneys' fees shall be Obligations and Mortgagor shall reimburse Mortgagee therefor immediately upon demand.

         SECTION 19. Receiver. Mortgagee, in any action to foreclose this Mortgage or upon the occurrence of any Event of Default hereunder, shall be at liberty, without notice, to apply for the appointment of a receiver of the Premises, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Premises as security for the Obligations, or the solvency or insolvency of any person then liable for the payment of the Obligations.

         SECTION 20. Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in the following order of priority: (a) First, to payment of all costs and expenses incident to the foreclosure proceedings, including, without limitation, all such items as are mentioned in Section 18(a) hereof; (b) Second, to all sums expended under the terms hereof, not then repaid, with accrued interest at the rate provided herein; (c) Third, to all other sums which under the terms hereof constitute Obligations other than the principal and interest payable under the Notes in such order as Mortgagee shall elect, with interest thereon as herein provided; (d) Fourth, to all principal and interest payable under the Notes in such order as Mortgagee shall elect; and (e) Fifth, the remainder, if any, to the Person or Persons legally entitled thereto.

         SECTION 21. Waiver of Right of Redemption and Other Rights. To the full extent permitted by law, Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any advantage of, any stay, exemption or extension law or any so-called "moratorium law" now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or claim or exercise any rights under any statute now or hereafter in force to redeem the property, or any part thereof, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof. To the full extent permitted by law, Mortgagor hereby expressly waives any and all rights to reinstatement and redemption, on its own behalf, on behalf of all Persons claiming or having an interest (direct or indirect) by, through or under Mortgagor and on behalf of each and every Person acquiring any interest in or title to the Premises subsequent to the date hereof, it being the intent hereof that any and all such rights of reinstatement and redemption of Mortgagor and such other Persons, are and shall be deemed to be hereby waived to the full extent permitted by applicable law. To the full extent permitted by law, Mortgagor hereby waives any statute of limitations applicable to this Mortgage or the other Debt Documents.

         SECTION 22. Successors and Assigns.

         (a) Successors and Assigns. This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon Mortgagor and its successors and assigns as owner of the Premises, including MXL upon completion of the Contemplated Conveyance, and shall inure to the benefit of Mortgagee and its successors and assigns.

         (b) Covenants Run With Land; Successor Owners. All of the covenants of this Mortgage shall run with the Land and be binding upon successor owners of the Premises or any portion thereof. If the ownership of the Premises or any portion thereof becomes vested in a Person or Persons other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest of Mortgagor with reference to this Mortgage and the Obligations in the same manner as with Mortgagor without in any way releasing or discharging Mortgagor from its obligations hereunder. The word "Mortgagor" when used herein shall include the original Mortgagor named in the first paragraph hereof, the original Mortgagor's successors and assigns and all owners from time-to-time of the Premises claiming by, through or under Mortgagor. Nothing in this Section 22 shall vary or negate the effect of the provisions of Section 8.3 or 8.5 of the Purchase Agreement.

         SECTION 23. Subrogation. If any part of the Obligations is used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then, to the extent permitted by law, Mortgagee shall be subrogated to the rights of the holder thereof in and to such other lien or encumbrance and any additional security held by such holder, and shall have the benefit of the priority of the same.

         SECTION 24. Governing Law. The place of negotiation, execution and delivery of this Mortgage is the State of New York. This Mortgage shall be governed by and construed and enforced in accordance with the laws of the State of New York. It is the intent of the parties hereto that the provisions of
Section 5-1401 of the General Obligations Law of the State of New York apply to this Mortgage.

         SECTION 25. Captions and Pronouns.

         (a) The captions and headings of the various sections of this Mortgage are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

         (b) Wherever reference is made in this Mortgage to the Notes, this Mortgage or any other Debt Document, the same shall be deemed to refer to such document as the same may have been amended or modified.

         SECTION 26. Release. If Mortgagor (or any other Person) shall fully pay to Mortgagee all principal outstanding under the Notes, all interest accrued thereon and all other sums owing under the Notes and this Mortgage, Mortgagee shall release this Mortgage and the lien hereof by proper instrument(s) or, at Mortgagor's sole cost and expense and upon request of Mortgagor, assign this Mortgage, the lien hereof, and the Notes to such Person or Persons as Mortgagor shall elect and Mortgagor shall pay all reasonable costs and expenses, including reasonable attorney's fees, in connection with the preparation, recordation and filing thereof.

         SECTION 27. Defeasance.

         (a) Mortgagor shall have the right, at any time after the date on which the outstanding principal amount of the Notes has been reduced to $1,875,000.00, to voluntarily defease the entire Obligations and obtain a release of the lien of the Mortgage by providing Mortgagee with the Defeasance Collateral (hereinafter, a "Defeasance Event"), subject to the satisfaction of the following conditions precedent:

         (i) Mortgagor shall provide Mortgagee not less than ten (10) days notice (or such shorter period of time if permitted by Mortgagee in its sole discretion) specifying the date (the "Defeasance Date") on which the Defeasance Event is to occur;

         (ii) Mortgagor shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 27(b) and 27(c) hereof;

         (iii) Mortgagor shall execute and deliver to Mortgagee a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral; and

         (iv) Mortgagor shall pay all reasonable costs and expenses of Mortgagee incurred in connection with the Defeasance Event, including Mortgagee's reasonable attorneys' fees and expenses.

         (b) If Mortgagor has elected to defease the Notes and the requirements of this Section 27 have been satisfied, the Premises shall be released from the lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Notes. In connection with the release of the lien of the Mortgage, Mortgagor shall submit to Mortgagee, not less than five (5) days prior to the Defeasance Date (or such shorter time as permitted by Mortgagee in its sole discretion), a release of lien (and related Debt Documents) for execution by Mortgagee. Such release shall be in a form which is (i) appropriate in the jurisdiction in which the Premises is located and (ii) satisfactory to a prudent Mortgagee. In addition, Mortgagor shall provide all other documentation Mortgagee reasonably requires to be delivered by Mortgagor in connection with such release. Mortgagor shall pay all reasonable costs and expenses associated with the release of the lien of the Mortgage, including Mortgagee's reasonable attorneys' fees.

         (c) If Mortgagor has specified in the notice delivered pursuant to
Section 27(a)(i) hereof that it desires to effectuate a Defeasance Event in a manner which will permit the assignment of the Notes and the Mortgage to a new mortgagee providing a portion of the funds necessary to acquire the Defeasance Collateral in order to save mortgage recording tax, Mortgagor and Mortgagee shall cooperate to effect such proposed assignment in the following manner:

         Mortgagee (and the Holders, if required by Mortgagor) shall assign the Notes and the Mortgage, each without covenant or warranty of any nature, express or implied, to such new mortgagee designated by Mortgagor; provided that Mortgagor (i) has executed and delivered to such new mortgagee a new note to be secured by the Defeasance Collateral pursuant to the Security Agreement between Mortgagor and such new mortgagee (such new note to have the same term, interest rate, unpaid principal balance and all other material terms and conditions of the Notes), which new note, together with the Security Agreement and the rights of such new mortgagee in and to the Defeasance Collateral, shall be assigned by such new mortgagee to Mortgagee simultaneously with and in consideration of the assignment of the Notes and the Mortgage (and other Debt Documents, if requested by Mortgagor) by Mortgagee to such new mortgagee and (ii) has complied with all other provisions of this Section 27 to the extent not inconsistent with this
         Section 27(c). In addition, any such assignment shall be conditioned on the following: (A) payment by Mortgagor of the reasonable expenses of Mortgagee incurred in connection therewith, including Mortgagee's reasonable attorneys' fees for the preparation of such assignment; (B) Mortgagor shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (C) such new mortgagee shall materially modify the Notes such that they shall be treated as a new loan for federal tax purposes; (D) such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order or by any other Governmental Authority; and (E) Mortgagor shall be responsible for all mortgage recording taxes, recording fees and other similar charges payable in connection with any such assignment. Mortgagee agrees that the assignment of the Notes and the Mortgage (and other documents, if applicable) to the new mortgagee and the assignment of the new note, the Defeasance Collateral and the Security Agreement by the new mortgagee to Mortgagee shall be accomplished by an escrow closing conducted through an escrow agent reasonably satisfactory to Mortgagee and pursuant to an escrow agreement reasonably satisfactory to Mortgagee in form and substance.

         (d) Defeasance Collateral Account. On or before the date on which Mortgagor delivers the Defeasance Collateral, Mortgagor shall open at any Eligible Institution the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and
(ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Mortgagee on each semi-annual payment date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or principal shall be retained in the Defeasance Collateral Account as additional collateral for the Obligations. Mortgagor shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter into an agreement with Mortgagor and Mortgagee, reasonably satisfactory to Mortgagee, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Mortgage. The Successor Mortgagor (as defined below) shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Mortgagor shall prepay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Mortgagee shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

         (e) Successor Mortgagor. In connection with a Defeasance Event under this Section 27, Mortgagor shall establish or designate, or Mortgagee, at its option, may designate, a successor entity (the "Successor Mortgagor") which shall be a single purpose bankruptcy remote entity which may be owned directly or indirectly by Mortgagor. The Successor Mortgagor shall not be required to have any independent directors. Mortgagor (including GP, whether or not GP is then the owner of the Premises) shall transfer and assign all obligations, rights and duties under and to the Notes, together with the Defeasance Collateral to such Successor Mortgagor. Such Successor Mortgagor shall assume the obligations under the Notes and the Security Agreement and Mortgagor shall be relieved of its obligations under such documents. Mortgagor shall pay a minimum of $1,000 to any such Successor Mortgagor as consideration for assuming the obligations under the Notes and the Security Agreement. Mortgagor shall pay all out-of-pocket costs and expenses incurred by Mortgagee, including Mortgagee's reasonable attorney's fees and expenses, incurred in connection therewith.

         (f) Additional Definitions. The following capitalized terms used in this Section 27 shall have the means set forth below: "Defeasance Collateral" shall mean U.S. Obligations or bonds with an investment grade rating by Moody's, Fitch or another nationally recognized rating agency, which, without reinvestment, will provide payment on the Maturity Date in an amount not less than the outstanding principal amount of the Notes on the Defeasance Date. "U.S. Obligations" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption. "Security Agreement" shall mean a security agreement in form and substance that would be reasonably satisfactory to a prudent lender pursuant to which Mortgagor grants Mortgagee a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral. "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument. "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's Investors Service, Inc. ("Moody's"), and "F-1+" by Fitch, Inc. ("Fitch") in the case of accounts in which funds are held for thirty (30) days or less (each a "Short Term Rating") or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's (each a "Long Term Rating").

         SECTION 28. Mortgage Recording Tax; Transfer Tax.

         (a) Mortgagor agrees that if, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Mortgagor, any stamp, mortgage recording or other tax (other than real estate taxes) is due or becomes due in respect of the issuance of the Notes, the execution and delivery of the Purchase Agreement or the execution, delivery or recording of this Mortgage (or any mortgage consolidated hereby) or any assignment of leases and rents given as security for the Notes or is otherwise required to be paid to enforce this Mortgage or to foreclose the lien hereof, Mortgagor covenants and agrees to pay such tax at the time and in the manner required by any such law.

         (b) Mortgagor covenants and agrees that, in the event of a sale of the Premises or other transfer, it will duly complete, execute and deliver to the applicable taxing authority or recording officer (with copies to Mortgagee), all forms and supporting documentation required by such taxing authority or recording officer to estimate and fix any and all applicable state and local real estate transfer taxes, including, without limitation, any real estate transfer taxes payable under Article 31 of the New York State Tax Law or under Title 11, Chapter 21 of the Administrative Code of the City of New York, if applicable, or any successor provisions thereto (collectively, "Transfer Taxes") by reason of such sale or other transfer or recording of the deed evidencing such sale or other transfer. This subsection (b) shall apply only if this Mortgage remains outstanding after any such sale or transfer. Mortgagor shall pay all Transfer Taxes that may hereafter become due and payable with respect to any Transfer, and in default thereof Mortgagee may pay the same and the amount of such payment shall be added to the debt evidenced by the Notes and, unless incurred in connection with a foreclosure of this Mortgage, be secured by this Mortgage. The provisions of this Section 28(b) shall survive any Transfer and the delivery of the deed in connection with any Transfer.

         SECTION 29. Exempt Transaction Under Truth-in-Lending. Mortgagor and Mortgagee agree that the obligations secured hereby are an exempt transaction under the Truth-in-Lending Act, 15 U.S.C., ss. 1601 et seq.

         SECTION 30. Notice. All notices, reports, demands, consents, approvals and requests required or permitted hereunder ("Notices") shall be given to the parties hereto at their respective addresses set forth above in accordance with
Section 12.5 of the Purchase Agreement.

         SECTION 31. No Waiver. Mortgagee's rights, powers, privileges and remedies under or in connection with this Mortgage are cumulative and not exclusive and shall not be waived, precluded or limited by any failure or delay in the exercise thereof or by the parties exercise thereof or by any course of dealing between Mortgagor and Mortgagee. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Mortgagee to any other or further action in any circumstances without notice or demand.

         SECTION 32. Descriptive Headings, Etc. The descriptive headings used in this Mortgage are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

         SECTION 33. Terminology. All personal pronouns used in this Mortgage, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Sections in this Mortgage are for convenience only, and neither limit nor amplify the provisions of this Mortgage, and all references in this Mortgage to Sections, Subsections, paragraphs, clauses or subclauses shall refer to the corresponding Section, Subsection, paragraph, clause or subclause of this Mortgage, unless specific reference is made to the articles, sections or other subdivisions of another document or instrument.

         SECTION 34. Waiver of Jury Trial. EACH OF MORTGAGOR AND MORTGAGEE, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS ANY SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS MORTGAGE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF MORTGAGOR OR MORTGAGEE RELATING TO THE OBLIGATIONS AND/OR THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS MORTGAGE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE ACCEPTING THIS MORTGAGE.

         SECTION 35. Severability. In the event that any of the covenants, agreements, terms or provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms and provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

         SECTION 36. Further Assurances. At any time, and from time to time, upon Mortgagee's request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and, where appropriate, shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled, at such time and in such offices and places as shall be deemed desirable by Mortgagee as Mortgagee may reasonably consider necessary or desirable in order to effectuate, or to continue and preserve the obligations of Mortgagor under this Mortgage, such documents and/or instruments as Mortgagee may reasonably request.

         SECTION 37. Amendment. Neither this Mortgage nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought. Nothing contained in this Mortgage shall be construed to amend, modify, alter, change or supersede the terms and provisions of the Purchase Agreement or any of the other Debt Documents.

         SECTION 38. Severance of the Loan. The Mortgage and the Notes may, at any time until the same be fully paid and satisfied, at the sole election of Mortgagee, be split or divided into two or more notes and two or more mortgages constituting liens on the Premises or portions thereof in such principal amounts as may be agreed upon, but in no event to exceed the aggregate principal amount evidenced by the Notes and secured, or which under any contingency may be secured, by the Mortgage. Mortgagor, upon request of Mortgagee, shall execute, acknowledge and deliver to Mortgagee and/or its designee or designees such documents as may be necessary to effectuate the foregoing, including, without limitation, such supplemental or substitute mortgages and supplemental or substitute notes as Mortgagee may require. If the splitting of the lien is at Mortgagor's request, Mortgagor shall pay all reasonable expenses in connection with the making and recording of such documents, including recording fees, mortgage recording taxes, if any, the reasonable fees of Mortgagee's attorneys, fees and expenses relating to examination of title and title insurance premiums, if any.

         SECTION 39. Limited Recourse. The provisions of Section 8.4 of the Purchase Agreement are incorporated herein as if the same were fully set forth herein.

         SECTION 40. Construction of Covenants. All covenants hereof shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254 and 273 of the Real Property Law of the State of New York, or any other applicable law. In the event of any conflict, inconsistency or ambiguity between the provisions of this Mortgage and the provisions of subsection 4 of Section 254 of the Real Property Law of New York, the provisions of this Mortgage shall control.

         SECTION 41. Lien Law. Mortgagor, in compliance with Section 13 of the Lien Law of the State of New York, will receive the advances secured by this Mortgage, and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of improvement before using any part of the total of the same for any other purpose.

         SECTION 42. Environmental Representations, Warranties, Covenants; Environmental Indemnity.

         (a) Mortgagor represents and warrants, to the best knowledge of Mortgagor and except as set forth in the Environmental Report, that: (i) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Premises, except those that are both (A) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto (if such permits are required), if any, and (B) in amounts not in excess of that necessary to operate the Premises; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Premises; (iii) there is no threat of any Release of Hazardous Materials migrating to the Premises; (iv) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises; (v) Mortgagor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Premises; and (vi) Mortgagor has truthfully and fully provided to Mortgagee, in writing, any and all information relating to environmental conditions in, on, under or from the Premises known to Mortgagor or contained in Mortgagor's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Premises and/or to the environmental condition of the Premises.

         (b) Mortgagor covenants and agrees that for so long as Mortgagor owns, manages, is in possession of, or otherwise controls the operation of the Premises (i) all uses and operations on or of the Premises, whether by Mortgagor or any other person or entity, shall be in compliance, in all material respects, with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from the Premises;
(iii) there shall be no Hazardous Materials in, on, or under the Premises, except those that are both (A) in compliance with all Environmental Laws in all material respects and with permits issued pursuant thereto, if and to the extent required, and (B) (x) in amounts not in excess of that necessary to operate the Premises or (y) fully disclosed to and approved by Mortgagee in writing; (iv) Mortgagor shall keep the Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other person or entity (the "Environmental Liens"); and (vi) Mortgagor shall notify Mortgagee promptly after (A) Mortgagor becomes aware of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a Governmental Authority under any Environmental Law or (B) Mortgagor receives any notice from any Governmental Authority that the Premises fails to comply with an Environmental Law. Mortgagor shall provide Mortgagee with copies of all notices and other communications to or from any Governmental Authority which pertain to Environmental Law as applicable to the Premises, including, without limitation, any violation of or non-compliance with Environmental Law, or any spill, release or remediation.

         (c) Mortgagor will indemnify and hold harmless Mortgagee and the Holders from and against any and all actual losses, penalties, fines, liabilities, damages, costs, or expenses arising out of the presence, disposal, spillage, discharge, emission, leakage or release of any Hazardous Material which is at, in, on, under, about, from or affecting the Premises. The aforesaid indemnification and other obligations of Mortgagor under this Section 42 shall be subject to the provisions of Section 8.4 of the Purchase Agreement.

         (d) For the purposes of this Section 42 the following terms shall have the following meanings: "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental

Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Mortgagor or the Premises and relate to Hazardous Materials. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Premises is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", hazardous waste", toxic substance", "toxic pollutant", "contaminant", or pollutant" within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         SECTION 43. Conveyance of the Premises; Limitation on Modification of the Obligations. GP shall have the right to convey the Premises to MXL, which at the time of such conveyance will be a wholly owned subsidiary of NPDC, in contemplation of the Spin-Off, as such term is defined in the Purchase Agreement (such conveyance, the "Contemplated Conveyance"). Mortgagor will give prompt notice to Mortgagee of the occurrence of the Contemplated Conveyance. Pursuant to the Purchase Agreement, for the benefit of MXL, GP, NPDC, Mortgagee and the Security Holders have agreed that, whether or not the Spin-Off or the Contemplated Conveyance has occurred, any extension of, or increase in the principal amount of, interest rate on or other charges on, the Notes or any other amendment, extension, waiver, or modification to the Notes or other Transaction Documents which increases the obligations secured by this Mortgage must be agreed upon in writing by each of GP, Mortgagee and MXL to be effective. In connection with the Contemplated Conveyance and subject to Section 39 hereof, MXL will, at the sole cost of MXL, (a) execute such documents and take such other actions as may be necessary to assume this Mortgage and all of the obligations and liabilities of GP arising hereunder, provided, however, that it is expressly understood and agreed that such assumption will be made subject to the provisions of Section 8.4 of the Purchase Agreement and (b) deliver or cause to be delivered an endorsement to the Title Policy or a side letter from the Title Company (in either case, provided that the same is available at nominal cost to Mortgagor), in form reasonably acceptable to Mortgagee, insuring to Mortgagee that (i) MXL is the fee owner of the Premises and (ii) this Mortgage, as assumed by MXL, is a valid and subsisting first priority lien against the Premises subject only to the Permitted Encumbrances.

         SECTION 44. Mortgagee as Agent for Holders. Pursuant to the Purchase Agreement, the Holders have appointed the Mortgagee as their agent with respect to this Mortgage and Mortgagee hereby agrees, that all actions taken by Mortgagee in connection with this Mortgage shall be taken on behalf of and for the benefit of the Holders. Mortgagee shall comply with the terms and provisions of Section 9.1 of the Purchase Agreement and such Section 9.1 is hereby incorporated by reference as if such Section 9.1 were fully set forth herein.

         SECTION 45. Miscellaneous.

         (a) NOTWITHSTANDING ANY PROVISION SET FORTH HEREIN TO THE CONTRARY, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT EXECUTION,



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OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER,
IS U.S. $7,500,000 PLUS ALL INTEREST PAYABLE UNDER THE NOTE AND ALL AMOUNTS EXPENDED BY MORTGAGEE AFTER DEFAULT BY MORTGAGOR: (A) FOR THE PAYMENT OF TAXES, CHARGES OR ASSESSMENTS WHICH MAY BE IMPOSED BY LEGAL REQUIREMENTS UPON THE PREMISES; (B) TO MAINTAIN THE INSURANCE REQUIRED UNDER THIS MORTGAGE; AND (C) FOR ANY EXPENSES INCURRED IN UPHOLDING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSE OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE.

                  (b) All covenants hereof shall be construed as affording to Mortgagee rights in addition to and not exclusive of the rights conferred under the provisions of Sections 254, 271 and 291-f of the Real Property Law of the State of New York or any other applicable legal requirement.

                  (c) Mortgagor represents and warrants that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units having their own separate cooking facilities.


         [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, Mortgagor and Mortgagee have duly executed this agreement the day and year first above written.


                          MORTGAGOR:

                          GP STRATEGIES CORPORATION, a Delaware corporation


                          By:
                              Name:
                              Title:
                          MORTGAGEE:

                          GABELLI FUNDS, LLC, as agent


                          By:
                              Name:
                              Title:



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